Exhibit 5.1
Bass, Berry & Sims plc
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY
Regions Center, 315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
(615) 742-6200
May 19, 2009
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215

Re:	Shelf Registration of Corrections Corporation of America
Ladies and Gentlemen:
     We have acted as counsel to Corrections Corporation of America, a Maryland corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on May 19, 2009, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.
     The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an indenture, dated as of January 23, 2006, between the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”) and (ii) guarantees of the Debt Securities (the “Guarantees”) made by one or more of the Company’s wholly-owned subsidiaries listed as co-registrants in the Registration Statement (the “Guarantors”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”
     In our capacity as your special counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have
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Corrections Corporation of America

May 19, 2009
examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.
     Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 1 and 2 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.
     We are opining as to the effect on the subject transaction only of the federal securities laws of the United States and the laws of the State of Tennessee and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinions set forth below, we have assumed that the laws of the State of New York are the same as the laws of the State of Tennessee.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     1. (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming

Corrections Corporation of America

May 19, 2009
that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.
     2. (a) When the Debt Securities and Guarantees have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company and of the Guarantors (or comparable proceedings of the managing board or entity of any Guarantor that is not a corporation) of a resolution duly authorizing the issuance and delivery of the Debt Securities and Guarantees), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company and the Guarantors against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities and related Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities and related Guarantees as executed and delivered do not violate any law applicable to the Company or the Guarantors or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, and the Guarantees comply with all requirements and restrictions, if any, applicable to the Guarantors, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or the Guarantors, and (f) assuming that the Debt Securities and the related Guarantees are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Guarantees.
     The opinions set forth in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

Corrections Corporation of America

May 19, 2009
     To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Bass, Berry & Sims PLC

Bass, Berry & Sims PLC